EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Net Income of $17.7 Million

CONWAY, Ark., July 18, 2013 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced second quarter net income of $17.7 million, or $0.31 diluted earnings per common share, compared to $15.5 million of net income, or $0.27 diluted earnings per common share (split adjusted) for the same quarter in 2012. The Company increased its second quarter earnings by $2.2 million or 14.0% for the three months ended June 30, 2013 compared to the same period of the previous year.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per common share excluding intangible amortization for the second quarter of 2013 was $0.32 compared to $0.28 diluted earnings per common share excluding intangible amortization (split adjusted) for the same period in 2012.

"The second quarter's record net income is another exceptional achievement for Home BancShares," said John Allison, Chairman. "We also continue to exhibit strong capital levels, which remain considerably above the regulators' capital requirements. These strong reserves placed us in a position to participate in an opportunity like the recently announced Liberty Bank market acquisition. Merging these two similarly sized Arkansas-based companies with comparable cultures and history is a game-changer for Home BancShares. We are confidently optimistic of the Company's continued bright future when Liberty gets on board."

Randy Sims, Chief Executive Officer, added, "For the ninth consecutive quarter in the Company's history, we have again reported the most profitable quarter, increasing net income by $111,000 or 0.6% from our previously reported record earnings. Not only did the Company display an outstanding return on average assets of 1.71% for the second quarter of 2013, but we also improved our net interest margin by 53 basis points when comparing the second quarter of 2013 to the second quarter of 2012."

Operating Highlights

Net interest income for the second quarter of 2013 increased 14.5% to $44.8 million from $39.2 million during the second quarter of 2012. For the second quarter of 2013, the effective yield on non-covered loans and covered loans was 6.04% and 10.78%, respectively. Net interest margin, on a fully taxable equivalent basis, was 5.18% for the quarter just ended compared to 4.65% in the second quarter of 2012, an increase of 53 basis points. The Company was able to expand its net interest margin because of its ability to improve pricing on interest bearing deposits combined with additional yield on FDIC loss sharing loans which more than offset the lower interest rates on newly originated loans in the loan portfolio during this historically low rate environment.

The Company reported $9.8 million of non-interest income for the second quarter of 2013, compared to $11.1 million for the second quarter of 2012. The most important components of the second quarter non-interest income were $4.1 million from service charges on deposits accounts, $3.5 million from other service charges and fees, $1.6 million from mortgage lending income, $750,000 from other income, $444,000 from insurance commissions, $441,000 from gain on sale of other real estate owned, and $394,000 from gain on sale of assets offset by the $2.3 million of net amortization on the FDIC indemnification asset.

Non-interest expense for the second quarter of 2013 was $25.9 million compared to $24.4 million for the second quarter of 2012. For the second quarter of 2013, our efficiency ratio was 45.0% which was an improvement of 124 basis points from the same period of the previous year.

Financial Condition

Total non-covered loans were $2.34 billion at June 30, 2013 compared to $2.33 billion at December 31, 2012. Total covered loans were $329.8 million at June 30, 2013 compared to $384.9 million at December 31, 2012. Total deposits were $3.33 billion at June 30, 2013 compared to $3.48 billion at December 31, 2012. Total assets were $4.09 billion at June 30, 2013 compared to $4.24 billion at December 31, 2012.

Non-performing non-covered loans were $31.0 million as of June 30, 2013, of which $22.8 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.33% as of June 30, 2013 compared to 1.17% as of December 31, 2012. Non-performing non-covered assets were $47.2 million as of June 30, 2013, of which $28.4 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.30% as of both June 30, 2013 and December 31, 2012.

The Company's allowance for loan losses for non-covered loans was $40.5 million at June 30, 2013, or 1.73% of total non-covered loans, compared to $45.2 million, or 1.94% of total non-covered loans, at December 31, 2012. As of June 30, 2013 and December 31, 2012, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 4.99% and 5.26%, respectively. As of June 30, 2013 and December 31, 2012, the Company's allowance for loan losses for non-covered loans was 130% and 166% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $533.5 million at June 30, 2013 compared to $515.5 million at December 31, 2012, an increase of $18.0 million. Book value per common share was $9.49 at June 30, 2013 compared to $9.17 (split adjusted) at December 31, 2012.

Branches

During the second quarter, the Company opened a loan production office in Pensacola, Florida and subsequently converted it to a full-service branch. As a result of our acquisition of Premier Bank in the fourth quarter of 2012, three branches closed in the Tallahassee, FL area during the second quarter of 2013. In addition, the Company opened one de novo branch location on Highway 30A in Seagrove, Florida during the first part of July and has plans to open two additional de novo branches in the Florida Panhandle during the third quarter of 2013.

Upon completion of the Liberty Bank transaction announced at the end of the second quarter, Centennial Bank will have 46 additional branch locations across Northeast Arkansas, Northwest Arkansas and Western Arkansas. The acquisition is expected to close late in the third quarter or early in the fourth quarter of 2013 and is subject to Home and Liberty shareholder approval, regulatory approval, and other conditions set forth in the merger agreement.

The Company currently has 46 branches in Arkansas, 53 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 18, 2013. Interested parties can listen to this call by calling 1-888-317-6016 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10029906, which will be available until July 26, 2013 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Central Arkansas, North Central Arkansas, Southern Arkansas, the Florida Keys, Southwestern Florida, Central Florida, the Florida Panhandle and South Alabama. Upon completion of the Liberty Bank transaction, Centennial Bank will have additional locations in Northeast Arkansas, Northwest Arkansas and Western Arkansas. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012

ASSETS

Cash and due from banks	$ 75,148	$ 95,604	$ 101,972	$ 86,381	$ 71,078
Interest-bearing deposits with other banks	97,576	206,753	129,883	69,248	287,452
Cash and cash equivalents	172,724	302,357	231,855	155,629	358,530
Federal funds sold	2,475	2,850	17,148	1,775	575
Investment securities - available for sale	736,406	724,929	726,223	755,197	712,820
Loans receivable not covered by loss share	2,339,242	2,309,146	2,331,199	2,076,248	2,035,487
Loans receivable covered by FDIC loss share	329,802	358,669	384,884	407,416	432,422
Allowance for loan losses	(41,450)	(45,935)	(50,632)	(54,440)	(56,511)
Loans receivable, net	2,627,594	2,621,880	2,665,451	2,429,224	2,411,398
Bank premises and equipment, net	119,737	117,534	113,883	105,131	100,694
Foreclosed assets held for sale not covered by loss share	15,985	18,861	20,393	14,942	14,481
Foreclosed assets held for sale covered by FDIC loss share	27,073	29,928	31,526	31,799	35,008
FDIC indemnification asset	116,071	126,275	139,646	153,758	162,439
Cash value of life insurance	59,401	59,185	59,219	53,366	53,167
Accrued interest receivable	14,424	14,367	16,305	14,872	14,834
Deferred tax asset, net	46,655	40,907	46,998	33,680	31,115
Goodwill	85,681	85,681	85,681	77,090	77,090
Core deposit and other intangibles	10,457	11,259	12,061	9,792	10,486
Other assets	56,654	69,494	75,741	51,654	73,768
Total assets	$ 4,091,337	$ 4,225,507	$ 4,242,130	$ 3,887,909	$ 4,056,405

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 733,374	$ 717,830	$ 666,414	$ 596,746	$ 597,374
Savings and interest-bearing transaction accounts	1,735,280	1,810,957	1,784,047	1,527,829	1,521,869
Time deposits	856,581	936,649	1,032,991	1,007,894	1,174,286
Total deposits	3,325,235	3,465,436	3,483,452	3,132,469	3,293,529
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	73,461	77,194	66,278	61,499	66,620
FHLB borrowed funds	130,251	130,369	130,388	130,506	140,523
Accrued interest payable and other liabilities	25,787	21,020	17,672	24,590	15,967
Subordinated debentures	3,093	3,093	28,867	28,867	44,331
Total liabilities	3,557,827	3,697,112	3,726,657	3,377,931	3,560,970

Stockholders' equity
Common stock	562	281	281	282	281
Capital surplus	416,795	416,741	416,354	420,595	420,538
Retained earnings	114,172	100,730	86,837	77,190	64,478
Accumulated other comprehensive income	1,981	10,643	12,001	11,911	10,138
Total stockholders' equity	533,510	528,395	515,473	509,978	495,435
Total liabilities and stockholders' equity	$ 4,091,337	$ 4,225,507	$ 4,242,130	$ 3,887,909	$ 4,056,405

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
(In thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012

Interest income
Loans	$ 44,036	$ 44,159	$ 41,203	$ 39,285	$ 40,365	$ 88,195	$ 78,871
Investment securities
Taxable	2,490	2,403	2,708	2,598	3,060	4,893	5,920
Tax-exempt	1,467	1,481	1,544	1,541	1,534	2,948	3,069
Deposits - other banks	86	98	52	115	127	184	212
Federal funds sold	6	7	9	3	3	13	5

Total interest income	48,085	48,148	45,516	43,542	45,089	96,233	88,077

Interest expense
Interest on deposits	2,129	2,485	2,877	3,288	4,164	4,614	8,824
Federal funds purchased	--	--	1	--	--	--	--
FHLB borrowed funds	1,012	1,004	1,030	1,040	1,134	2,016	2,294
Securities sold under agreements to repurchase	86	80	79	107	111	166	221
Subordinated debentures	17	230	247	482	521	247	1,045

Total interest expense	3,244	3,799	4,234	4,917	5,930	7,043	12,384

Net interest income	44,841	44,349	41,282	38,625	39,159	89,190	75,693
Provision for loan losses	850	--	1,250	167	1,333	850	1,333
Net interest income after provision for loan losses	43,991	44,349	40,032	38,458	37,826	88,340	74,360

Non-interest income
Service charges on deposit accounts	4,088	3,709	4,062	3,834	3,668	7,797	7,173
Other service charges and fees	3,479	3,437	3,062	3,119	3,223	6,916	6,247
Mortgage lending income	1,619	1,372	1,461	1,550	1,277	2,991	2,181
Insurance commissions	444	679	368	512	438	1,123	989
Income from title services	136	109	133	112	129	245	217
Increase in cash value of life insurance	218	180	202	200	214	398	471
Dividends from FHLB, FRB, bankers' bank & other	401	175	635	182	175	576	350
Gain on acquisitions	--	--	5,205	--	--	--	--
Gain on sale of SBA loans	--	56	--	206	198	56	198
Gain (loss) on sale of premises & equip, net	394	15	(30)	(5)	359	409	359
Gain (loss) on OREO, net	441	86	121	(222)	159	527	52
Gain (loss) on securities, net	111	--	(1)	--	(9)	111	10
FDIC indemnification accretion/amortization, net	(2,283)	(1,992)	229	373	449	(4,275)	1,119
Other income	757	1,199	740	765	773	1,956	1,790

Total non-interest income	9,805	9,025	16,187	10,626	11,053	18,830	21,156

Non-interest expense
Salaries and employee benefits	12,957	12,952	12,348	11,652	11,903	25,909	23,289
Occupancy and equipment	3,894	3,594	3,712	3,805	3,552	7,488	6,983
Data processing expense	1,231	1,510	1,331	1,137	1,371	2,741	2,462
Other operating expenses	7,773	7,807	12,186	7,387	7,598	15,580	16,076

Total non-interest expense	25,855	25,863	29,577	23,981	24,424	51,718	48,810

Income before income taxes	27,941	27,511	26,642	25,103	24,455	55,452	46,706
Income tax expense	10,282	9,963	9,703	9,008	8,965	20,245	16,718
Net income available to all shareholders	$ 17,659	$ 17,548	$ 16,939	$ 16,095	$ 15,490	$ 35,207	$ 29,988

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012

PER SHARE DATA

Diluted earnings per common share	$ 0.31	$ 0.31	$ 0.30	$ 0.28	$ 0.27	$ 0.62	$ 0.53
Diluted earnings per common share excluding intangible amortization	0.32	0.32	0.31	0.29	0.28	0.64	0.54
Basic earnings per common share	0.32	0.31	0.30	0.29	0.28	0.63	0.53
Dividends per share - common	0.075	0.065	0.130	0.060	0.050	0.140	0.100
Book value per common share	9.49	9.40	9.17	9.05	8.82	9.49	8.82
Tangible book value per common share	7.78	7.67	7.43	7.51	7.26	7.78	7.26

STOCK INFORMATION

Average common shares outstanding	56,234	56,222	56,145	56,299	56,190	56,228	56,325
Average diluted shares outstanding	56,577	56,535	56,486	56,680	56,566	56,555	56,691
End of period common shares outstanding	56,243	56,229	56,213	56,363	56,158	56,243	56,158

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.71%	1.70%	1.67%	1.61%	1.53%	1.70%	1.53%
Return on average assets excluding intangible amortization	1.80%	1.79%	1.75%	1.69%	1.61%	1.79%	1.60%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	2.93%	2.77%	2.88%	2.69%	2.67%	2.85%	2.66%
Return on average common equity	13.27%	13.68%	13.19%	12.78%	12.80%	13.47%	12.51%
Return on average tangible common equity excluding intangible amortization	16.65%	17.29%	16.46%	15.88%	16.05%	16.97%	15.54%
Efficiency ratio	44.98%	46.03%	49.21%	46.24%	46.22%	45.50%	47.92%
Core efficiency ratio	45.76%	46.39%	44.40%	45.63%	46.87%	46.07%	46.51%
Net interest margin - FTE	5.18%	5.15%	4.86%	4.65%	4.65%	5.16%	4.65%
Fully taxable equivalent adjustment	$ 1,051	$ 1,075	$ 1,122	$ 1,112	$ 1,126	$ 2,126	$ 2,241
Total revenue	57,890	57,173	61,703	54,168	56,142	115,063	109,233

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 17,659	$ 17,548	$ 16,939	$ 16,095	$ 15,490	$ 35,207	$ 29,988
Intangible amortization after-tax	488	487	452	421	422	975	805
Earnings excluding intangible amortization	$ 18,147	$ 18,035	$ 17,391	$ 16,516	$ 15,912	$ 36,182	$ 30,793

GAAP diluted earnings per share	$ 0.31	$ 0.31	$ 0.30	$ 0.28	$ 0.27	$ 0.62	$ 0.53
Intangible amortization after-tax	0.01	0.01	0.01	0.01	0.01	0.02	0.01
Diluted earnings per share excluding intangible amortization	$ 0.32	$ 0.32	$ 0.31	$ 0.29	$ 0.28	$ 0.64	$ 0.54

OTHER OPERATING EXPENSES

Advertising	$ 120	$ 693	$ 549	$ 534	$ 904	$ 813	$ 1,364
Merger and acquisition expenses	1	28	5,169	296	--	29	1,692
Amortization of intangibles	802	802	743	694	694	1,604	1,324
Electronic banking expense	960	863	845	809	728	1,823	1,521
Directors' fees	210	190	196	206	193	400	405
Due from bank service charges	168	133	124	137	159	301	275
FDIC and state assessment	677	630	571	588	516	1,307	1,154
Insurance	555	566	501	448	424	1,121	825
Legal and accounting	394	322	225	231	287	716	609
Other professional fees	490	473	392	411	354	963	852
Operating supplies	332	343	299	280	291	675	555
Postage	231	207	216	219	240	438	461
Telephone	291	303	282	270	276	594	522
Other expense	2,542	2,254	2,074	2,264	2,532	4,796	4,517

Total other operating expenses	$ 7,773	$ 7,807	$ 12,186	$ 7,387	$ 7,598	$ 15,580	$ 16,076

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012

BALANCE SHEET RATIOS

Total loans to total deposits	80.27%	76.98%	77.97%	79.29%	74.93%
Common equity to assets	13.0%	12.5%	12.2%	13.1%	12.2%
Tangible common equity to tangible assets	10.9%	10.5%	10.1%	11.1%	10.3%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 42,302	$ 45,170	$ 47,292	$ 49,846	$ 51,014
Loans charged off	3,361	3,318	3,739	3,984	1,601
Recoveries of loans previously charged off	807	450	367	1,430	433
Net loans charged off	2,554	2,868	3,372	2,554	1,168
Provision for loan losses	750	--	1,250	--	--
Balance, end of period	$ 40,498	$ 42,302	$ 45,170	$ 47,292	$ 49,846

Discount for credit losses on non-covered loans acquired	80,322	80,305	81,717	14,712	16,112
Net charge-offs on loans not covered by loss share to average non-covered loans	0.45%	0.50%	0.61%	0.50%	0.23%
Allowance for loan losses for non-covered loans to total non-covered loans	1.73%	1.83%	1.94%	2.28%	2.45%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	4.99%	5.13%	5.26%	2.97%	3.21%

Covered
Balance, beginning of period	$ 3,633	$ 5,462	$ 7,148	$ 6,665	$ --
Loans charged off	3,187	1,840	1,688	354	--
Recoveries of loans previously charged off	6	11	2	--	--
Net loans charged off	3,181	1,829	1,686	354	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	500	--	--	837	6,665
Benefit attributable to FDIC loss share agreements	(100)	--	--	(670)	(5,332)
Net provision for loan losses	400	--	--	167	1,333
Increase in FDIC indemnificaton asset	100	--	--	670	5,332
Balance, end of period	$ 952	$ 3,633	$ 5,462	$ 7,148	$ 6,665

Total Allowance for Loan Losses	$ 41,450	$ 45,935	$ 50,632	$ 54,440	$ 56,511

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 17,798	$ 19,078	$ 21,336	$ 20,183	$ 24,810
Non-covered loans past due 90 days or more	13,243	6,692	5,937	2,424	1,326
Total non-performing non-covered loans	31,041	25,770	27,273	22,607	26,136
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	15,985	18,861	20,393	14,942	14,481
Other non-performing non-covered assets	172	285	164	1	79
Total other non-performing non-covered assets	16,157	19,146	20,557	14,943	14,560
Total non-performing non-covered assets	$ 47,198	$ 44,916	$ 47,830	$ 37,550	$ 40,696

Allowance for loan losses for non-covered loans to non-performing non-covered loans	130.47%	164.15%	165.62%	209.19%	190.72%
Non-performing non-covered loans to total non-covered loans	1.33%	1.12%	1.17%	1.09%	1.28%
Non-performing non-covered assets to total non-covered assets	1.30%	1.21%	1.30%	1.14%	1.19%

Home BancShares, Inc.
Loan Information
(Unaudited)

(Dollars in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,003,391	$ 1,014,301	$ 1,019,039	$ 887,895	$ 856,334
Construction/land development	281,994	254,673	254,800	282,269	269,371
Agricultural	31,119	34,288	32,513	28,403	28,570
Residential real estate loans
Residential 1-4 family	528,260	531,698	549,269	473,412	481,018
Multifamily residential	120,899	122,998	129,742	105,369	106,206
Total real estate	1,965,663	1,957,958	1,985,363	1,777,348	1,741,499
Consumer	32,671	33,823	37,462	35,433	37,146
Commercial and industrial	287,351	269,463	256,908	200,160	197,278
Agricultural	26,462	16,573	19,825	36,239	31,741
Other	27,095	31,329	31,641	27,068	27,823
Loans receivable not covered by loss share	$ 2,339,242	$ 2,309,146	$ 2,331,199	$ 2,076,248	$ 2,035,487

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 143,922	$ 155,345	$ 164,723	$ 175,195	$ 187,802
Construction/land development	56,447	58,384	66,713	71,958	74,989
Agricultural	1,784	2,256	2,282	2,289	2,737
Residential real estate loans
Residential 1-4 family	107,612	120,246	125,625	130,425	136,498
Multifamily residential	10,644	9,443	9,567	10,062	10,216
Total real estate	320,409	345,674	368,910	389,929	412,242
Consumer	20	28	39	70	71
Commercial and industrial	8,193	11,712	14,668	16,878	19,541
Agricultural	--	--	--	--	--
Other	1,180	1,255	1,267	539	568
Loans receivable covered by loss share	$ 329,802	$ 358,669	$ 384,884	$ 407,416	$ 432,422

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2013			March 31, 2013
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield /Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 135,431	$ 86	0.25%	$ 148,744	$ 98	0.27%
Federal funds sold	10,169	6	0.24%	15,724	7	0.18%
Investment securities - taxable	572,997	2,490	1.74%	561,056	2,403	1.74%
Investment securities - non-taxable - FTE	172,439	2,394	5.57%	165,411	2,419	5.93%
Loans receivable - FTE	2,663,627	44,160	6.65%	2,684,376	44,296	6.69%
Total interest-earning assets	3,554,663	49,136	5.54%	3,575,311	49,223	5.58%
Non-earning assets	592,822			617,582
Total assets	$ 4,147,485			$ 4,192,893

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,779,269	$ 741	0.17%	$ 1,771,631	$ 814	0.19%
Time deposits	900,809	1,388	0.62%	986,787	1,671	0.69%
Total interest-bearing deposits	2,680,078	2,129	0.32%	2,758,418	2,485	0.37%
Federal funds purchased	1	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	72,599	86	0.48%	69,664	80	0.47%
FHLB borrowed funds	130,282	1,012	3.12%	130,376	1,004	3.12%
Subordinated debentures	3,093	17	2.20%	27,149	230	3.44%
Total interest-bearing liabilities	2,886,053	3,244	0.45%	2,985,607	3,799	0.52%
Non-interest bearing liabilities
Non-interest bearing deposits	704,847			668,222
Other liabilities	22,939			18,769
Total liabilities	3,613,839			3,672,598
Shareholders' equity	533,646			520,295
Total liabilities and shareholders' equity	$ 4,147,485			$ 4,192,893
Net interest spread			5.09%			5.06%
Net interest income and margin - FTE		$ 45,892	5.18%		$ 45,424	5.15%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2013			June 30, 2012
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 143,153	$ 184	0.26%	$ 187,196	$ 212	0.23%
Federal funds sold	12,931	13	0.20%	4,920	5	0.20%
Investment securities - taxable	567,059	4,893	1.74%	584,238	5,920	2.04%
Investment securities - non-taxable - FTE	168,945	4,813	5.74%	153,303	4,993	6.55%
Loans receivable - FTE	2,673,952	88,456	6.67%	2,443,163	79,188	6.52%
Total interest-earning assets	3,566,040	98,359	5.56%	3,372,820	90,318	5.39%
Non-earning assets	603,930			576,573
Total assets	$ 4,169,970			$ 3,949,393

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,775,486	$ 1,554	0.18%	$ 1,423,645	$ 2,014	0.28%
Time deposits	943,561	3,060	0.65%	1,234,986	6,810	1.11%
Total interest-bearing deposits	2,719,047	4,614	0.34%	2,658,631	8,824	0.67%
Federal funds purchased	--	--	0.00%	342	--	0.00%
Securities sold under agreement to repurchase	71,140	166	0.47%	70,268	221	0.63%
FHLB borrowed funds	130,328	2,016	3.12%	141,669	2,294	3.26%
Subordinated debentures	15,054	247	3.31%	44,331	1,045	4.74%
Total interest-bearing liabilities	2,935,569	7,043	0.48%	2,915,241	12,384	0.85%
Non-interest bearing liabilities
Non-interest bearing deposits	686,636			528,547
Other liabilities	20,757			23,507
Total liabilities	3,642,962			3,467,295
Shareholders' equity	527,008			482,098
Total liabilities and shareholders' equity	$ 4,169,970			$ 3,949,393
Net interest spread			5.08%			4.54%
Net interest income and margin - FTE		$ 91,316	5.16%		$ 77,934	4.65%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770